FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934


        Date of Report (Date of earliest event reported) August 26, 1996


                            KNIGHT NATURAL GAS, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)



             Colorado                      0-25658             87-0432572
             --------                      -------             ----------
  (State or other jurisdiction           (Commission        (I.R.S. Employer
of incorporation or organization)         File Number)     Identification No.)




                           5650 Greenwood Plaza Blvd.
                         Suite 216. Englewood. CO 80111
                         ------------------------------
              (Address of principal executive offices and Zip Code)



                                 (303) 741-1118
                                 --------------
               (Registrant's telephone number including area code)



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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1.           Changes in Control of Registrant.
                  The Registrant has acquired the assets and certain defined liabilities of Sedcore Exploration Company Limited, a private Ghanian corporation. The Registrant exchanged a total of 5,000,000 shares for an assignment of Sedcore's rights to undertake gold exploration in the Butre River area in the Western Region of Ghana under a license owned by Ahanta Mining Company Limited. The Registrant has also acquired an assignment of Sedcore's agreement with Esikaman Mining Company Limited to conduct a reconnaissance in a licensed area located in the Wassa Amanfi district of the Republic of Ghana.

Item 2.           Acquisition or Disposition of Assets.
                  See Item 1 above.

Item 3.           Bankruptcy or Receivership.
                  Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant.
                  Not Applicable

Item 5.           Other Events
                  Not Applicable

Item 6.           Resignation of Registrant's Directors.
                  The current Directors of the Registrant have resigned and have been replaced by James Baum,John Barksdale,and Robert Goldman. Mr. Baum will be President of the Registrant. Mr. Goldman will be Secretary-Treasurer,and Mr.Barksdale will be Vice President The new address of the Registrant's principal office will be Tower I,Suite 340, 12385 E. Arapahoe Road, Englewood, CO 80112

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.
                  Not Applicable

Item 8.           Change in Fiscal Year.
                  Not Applicable





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            KNIGHT NATURAL GAS, INC.



                                             /s/ Gregory W. Skufca
                                             ---------------------
                                             Gregory W. Skufca
                                             President



Dated: August 26, 1996